JNL INVESTORS SERIES TRUST
                      DISTRIBUTION PLAN FOR CLASS A SHARES


     WHEREAS, JNL Investors Series Trust (the "Trust") engages in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "Act");

     WHEREAS, the Trust currently issues the series of shares of beneficial interest (the "Shares") in the Trust listed on Schedule A hereto, and as described in the prospectus for the Fund (the "Fund") and the Fund represents a separate portfolio of investments of the Trust;

     WHEREAS, the Board of Trustees has determined that it is appropriate and desirable to use assets of Class A Shares of the Fund for Distribution and Service Fees to reimburse certain distribution expenses that are primarily intended to result in the sale of such Class A Shares of the Fund (the "Class A Shares");

     WHEREAS, in furtherance of the purposes of this Distribution Plan (this "Plan") the Trust has been authorized to enter into a Distribution Agreement with Jackson National Life Distributors, LLC (the "Distributor") pursuant to which the Distributor shall serve as distributor of the Class A Shares of the Fund; and

     WHEREAS, a majority of the Board of Trustees, including a majority of the Trustees who are not interested persons of the Trust (the "Disinterested Trustees") and who have no direct or indirect financial interest in the operation of this Plan or in any agreements related to this Plan (the "Rule 12b-1 Trustees"), have determined, in the exercise of reasonable business judgment and in light of their fiduciary duties under State law and under Sections 36(a) and (b) of the Act, that there is a reasonable likelihood that adoption of this Plan will benefit the applicable Fund and their shareholders.

     NOW, THEREFORE, this Plan is adopted by the Trust on behalf of the Fund, in accordance with Rule 12b-1 under the Act, on the following terms and conditions:

1.	AUTHORIZED  DISTRIBUTION  AND  SERVICE  FEES.

     (a)	For   purposes  of  Section  1  hereof,  "Recipient"  shall  mean  the
Distributor, any broker or dealer, administrator, or other that (i) has rendered assistance  (whether  direct,  administrative,  or both) for the distribution of
Class A Shares of a Fund or has provided services to and/or maintenance of Class
A  shareholder accounts; (ii) has furnished or will furnish the Distributor with such  information as the Distributor has requested or may request to answer such questions  as  may arise concerning the sale or servicing of Class A Shares of a
Fund;  and  (iii) has been selected by the Distributor to receive payments under this  Plan. Notwithstanding the foregoing, a majority of the Rule 12b-1 Trustees may  remove  any  distributor,  broker  or  dealer, administrator, or other as a
Recipient.

     (b)	With  respect to distribution of Class A Shares, each Fund that issues
Class  A  Shares  shall  reimburse  the  Distributor  for  distribution expenses incurred  in  promoting  the  sale  of  the  Fund's Class A Shares. The types of distribution  activities  that  may  be reimbursed pursuant to Section 1 hereof, include,  but  are  not  limited  to,  the  following:

     (i)	Development, preparation,  printing  and mailing of the Class A Funds'
prospectuses,  statements  of  additional  information  ("SAIs") or supplements, sales  literature, other promotional materials describing and/or relating to the
Fund,  and  reports  or  communications  which  the  Trust  has  prepared  for distribution;

     (ii)	Holding or participating in seminars and sales meetings for registered representatives  designed  to  promote  the  distribution  of  Class  A  Shares;

     (iii) Other distribution-related expenses, including pro-rated portion of Distributor's overhead expenses attributable to the distribution of Class A Shares, as well as for additional distribution fees paid to securities dealers or their firms or others (including retirement plan recordkeepers) who have executed agreements with the Trust, Distributor or its affiliates, or for certain promotional distribution charges paid to broker-dealer firms or others, or for participation in certain distribution channels;

     (iv)	Training  sales  personnel  regarding  sales  of  Class  A Shares; and

     (v)	Financing  other activities  that the Board of Trustees determines are primarily  intended  to  result  in  the  servicing  or  sale of Class A Shares.

     (c)	Each  Fund  that  issues Class A Shares shall reimburse the Distributor for distribution and services expenses at a rate of up to the rates per annum of the  average  daily  net  assets attributable to the Class A Shares, as shown on
Schedule  A  hereto,  and as described in the prospectus(es) for the Funds. Each
Fund's  Class  A  Shares  shall  bear  exclusively  its  own  costs  of  such reimbursements.  Such  distribution and service expenses shall be calculated and accrued  daily and paid within forty-five (45) days at the end of each month. In no  event shall such payments to the Distributor exceed the Distributor's actual distribution and service expenses for that month. The Distributor shall use such payments to reimburse itself for providing distribution and shareholder services of  the  type contemplated herein and reviewed from time to time by the Board of
Trustees, or for compensating Recipients for providing or assisting in providing such  distribution  and  related  shareholder  services.  The  Distributor's compensation  of  Recipients  may  be in a form of trail commissions and service fees.

2.	LIMITATIONS  ON  CHARGES AND FEES. Notwithstanding anything in this Plan to the  contrary, all amounts payable  by a Class A Shares Fund pursuant to Section
1 hereof  shall  be subject to, in the aggregate, the limitations on the payment
of   asset-based  sales  charges and service fees set forth in Section  2830  of the Conduct Rules of the Financial Industry Regulatory Authority.

3.	MISCELLANEOUS.

     (a)	Effectiveness. This  Plan shall not take effect with respect to a Fund
(or  a  class of Shares thereof) until (i) this Plan has been approved by a vote of a majority of the outstanding voting securities of the Trust entitled to vote thereon  and  (ii)  this  Plan,  together  with any related agreements, has been approved  by  a  vote  of  both (1) the Board of Trustees and (2) the Rule 12b-1
Trustees,  cast  in  person at a meeting (or meetings) called, at least in part, for  the  purpose  of  voting  on  this  Plan  and  such  related agreements. As additional  Funds or classes of Shares are established, this Plan shall not take effect with respect to such Funds or classes of Shares until this Plan, together with  any  related agreements, has been approved by a vote of both (1) the Board of  Trustees  and  (2)  the Rule 12b-1 Trustees, cast in person at a meeting (or meetings)  called,  at least in part, for the purpose of voting on this Plan and such  related  agreements  and, to the extent necessary, a vote of a majority of the outstanding voting securities of the Trust entitled to vote thereon. Subject to  approval  as  required by this paragraph and any other approvals required by the  Act  and  the  rules  thereunder,  this  Plan shall take effect at the time specified  by  the  Board  of  Trustees, or, if no such time is specified by the
Trustees,  at  the  time  that  all  necessary  approvals  have  been  obtained.

     (b) Continuation. This Plan shall continue in full force and effect as to a Fund (or a class of Shares thereof) for so long as such continuance is specifically approved at least annually by a vote of both (i) the Board of Trustees and (ii) the Rule 12b-1 Trustees, cast in person at a meeting called, at least in part, for the purpose of voting on this Plan.

     (c) Reports. The Distributor shall provide to the Board of Trustees no less often than on a quarterly basis a written report of the amounts expended or benefits received and the purposes for which such expenditures were made at such frequency as may be required under Rule 12b-1 of the Act. The Distributor shall provide the distribution expenses reports separately from the service fees-related reports.

     (d) Related Agreements. Any agreement related to this Plan must provide, in substance, (i) that the agreement may be terminated as to the Trust or any Fund (or class of Shares thereof) at any time, without payment of any penalty, by vote of the Board of Trustees, by vote of a majority of the Rule 12b-1 Trustees, or by a vote of a majority of the outstanding voting securities of the Trust entitled to vote thereon, on not more than thirty (30) days' written notice to any other party to the agreement, and (ii) that the agreement shall terminate automatically in the event of its "assignment" (as defined in the Act).

     (e) Termination. This Plan may be terminated as to the Trust or any Fund (or class of Shares thereof) at any time, without payment of any penalty, by vote of the Board of Trustees, by vote of a majority of the Rule 12b-1 Trustees, or by a vote of a majority of the outstanding voting securities of the Trust entitled to vote thereon.

     4. AMENDMENTS. This Plan may not be amended in any material respect unless such amendment is approved by a vote of a majority of both (i) the Board of Trustees and (ii) the Rule 12b-1 Trustees, cast in person at a meeting called, at least in part, for the purpose of voting on such approval, and is approved by a majority of the outstanding voting securities of the applicable Fund or class of Shares thereof. This Plan may not be amended to increase materially the amount to be spent for distribution unless such amendment is in compliance with the limitations set forth in Section 2830 of NASD Conduct Rules and is approved by a majority of the outstanding voting securities of the applicable Fund or class of Shares thereof and by a majority of both (i) the Board of Trustees and
(ii) the Rule 12b-1 Trustees, cast in person at a meeting called, at least in part, for the purpose of voting on such approval.

     (a) Disinterested Trustees. While this Plan is in effect, at least a majority of the Trustees of the Trust must be Disinterested Trustees; only those Trustees may select and nominate any other Disinterested Trustees; and any person who acts as legal counsel for the Disinterested Trustees must be an "independent legal counsel" (as defined in the Act).

     (b) Records. The Trust shall preserve copies of this Plan and any related agreement or report made pursuant to this Plan or Rule 12b-1 under the Act for a period of not less than six (6) years from the date of this Plan or any such agreement or report, the first two (2) years in an easily accessible place.

     (c) Severability. The provisions of this Plan are severable as to each Fund or class of Shares of a Fund, and any action to be taken with respect to this Plan shall be taken separately for each Fund or class of Shares affected by the matter.

Adopted December 12, 2011.



                                   SCHEDULE A
                           CLASS A 12b-1 FEE TABLE 1(1)

CLASS A SHARES FUND                   MAXIMUM 12b-1 DISTRIBUTION AND SERVICE FEE

JNL/PPM America Total Return Fund	                                        0.20%



(1) The expenses for Class A Shares are calculated as a percentage of the average daily net assets.